SOURCE: Neptune Wellness Solutions Inc.

Neptune Wellness Announces Receipt of Nasdaq Delisting Notice and Intention to Appeal

LAVAL, QUÉBEC, CANADA – December 4, 2023 – Neptune Wellness Solutions Inc. (“Neptune” or the “Company”) (NASDAQ: NEPT), a consumer-packaged goods company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced that it received notification from the Nasdaq Stock Market LLC ("Nasdaq") on November 30, 2023, that Nasdaq has determined to delist the Company's common shares (the "Common Shares") due to noncompliance with the Minimum Bid Requirement and the Stockholders’ Equity Requirement (each as defined below). The notification specifies that the Company is not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market (NASDAQ Listing Rule 5550(a)(2)), as the bid price for the Common Shares on Nasdaq closed below US$1.00 (the "Minimum Bid Requirement") for 30 consecutive trading days. As the Company previously implemented two reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, it is not eligible for any compliance period specified in Rule 5810(c)(3)(A).

In addition, as previously disclosed, the Company received notification on July 19, 2023, that it was not in compliance with the minimum stockholders’ equity requirement (NASDAQ Listing Rule 5550(b)(1)), as the Company's stockholders’ equity was below the minimum US$2.5 million required (the "Stockholders’ Equity Requirement"). The Company was provided 180 calendar days, or until January 16, 2024, to regain compliance with the Stockholders’ Equity Requirement. This deficiency serves as an additional and separate basis for delisting.

The Company intends to appeal the determination made by Nasdaq within seven calendar days, or by December 7, 2023, pursuant to the procedures set forth in the Nasdaq Listing Rules. The Nasdaq Listing Rules provide that the Company may request a hearing before a Nasdaq Hearings Panel (the "Panel"), and such hearing request will stay the suspension of the Company's securities pending the Panel's decision. There can be no assurance as to the success or outcome of the appeal.

Building on its strategic vision, Neptune has undertaken several key initiatives that it believes will strengthen the Company, such as the spinout of its majority equity interest in Sprout Organics, a leading organic baby and toddler food brand, and its planned acquisition of Datasys, a leading data marketing and artificial intelligence company. These steps are pivotal in strengthening Neptune’s market position and align with the Company’s core values of innovation and sustainability.

About Neptune Wellness Solutions Inc.

Neptune is a consumer-packaged goods company that aims to innovate health and wellness products. Founded in 1998 and headquartered in Laval, Quebec with a United States headquarters in Jupiter, Florida, the company focuses on developing a portfolio of high-quality, affordable consumer products that align with the latest market trends for natural, sustainable, plant-based and purpose-driven lifestyle brands. The Company's products are available in more than 29,000 retail locations and include well-known organic food and beverage brands such as Sprout Organics, Nosh, and Nurturme, as well as nutraceuticals brands like Biodroga and Forest Remedies. With its efficient and adaptable manufacturing and supply chain infrastructure, the company can quickly respond to consumer demand, and introduce new products through retail partners and e-commerce channels. Please visit neptunewellness.com for more details.

Disclaimer – Safe Harbor Forward–Looking Statements

Statements in this news release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of applicable securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “projects”, “anticipates”, “will”, “should” or “plans” to be uncertain and forward-looking. Forward-looking statements relate to future events or future performance and reflect management’s expectations or beliefs regarding future events including, but not limited to, statements with respect to: the timing and outcome of the notification and appeal of the Nasdaq determination. The forward-looking statements and information included in this news release are made as of the date of this news release and the Company does not undertake an obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement and the “Cautionary Note Regarding Forward-Looking Information” section contained in Neptune’s latest Annual Information Form, which also forms part of Neptune’s latest annual report on Form 10-K, and which is available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this news release are made as of the date of this news release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

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Media Contacts:

media@neptunecorp.com

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254